Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Teague Egan and Michael Eberhardt, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/	Date:
Name: Teague Egan
Title: Chief Executive Officer
(Principal Executive Officer)

/s/	Date:
Name: Michael Eberhardt
Title: Chief Financial Officer
(Principal Financial Officer)

/s/	Date:
Name: Michael Egan
Title: Director

/s/	Date:
Name: Kris Haber
Title: Director